EXHIBIT 16.1
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July 17, 2002


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

On July 17, 2002, this Firm received a draft copy of a Form 8-K to be filed by King Ball International Technology Corporation (formerly Omni Doors, Inc.) (SEC File #333-39629, CIK #11049011) reporting Item 4 - Changes in Registrant's Certifying Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

 /s/ S.W. Hatfield, CPA
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S.W. Hatfield, CPA